EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36277 of Reading International Inc. on Form S-8 of our report dated March 12, 2004, appearing in this Annual Report on Form 10-K of Reading International Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 12, 2004